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                                                                   EXHIBIT 23.11

               [WILLIAMSON PETROLEUM CONSULTANTS, INC. LETTERHEAD]

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

Williamson Petroleum Consultants, Inc. (Williamson) hereby consents to the use of our report entitled "Evaluation and Review of Oil and Gas Reserves to the Interests of Mesa Inc. in the Hugoton Area, Various Counties, Kansas and West Panhandle Area, Various Counties, Texas, Effective December 31, 1996, for Disclosure to the Securities and Exchange Commission, Williamson Project 6.8421" dated March 17, 1997, with respect to Pioneer Natural Resources Company and Mesa Inc. and to all references to our firm included in or made a part of this Registration Statement on Form S-4 of Pioneer Natural Resources Company to be filed on or about April 29, 1997.



                                  /s/ WILLIAMSON PETROLEUM CONSULTANTS, INC.

                                  WILLIAMSON PETROLEUM CONSULTANTS, INC.



Houston, Texas
May 12, 1997